Exhibit 99.1
Red Robin Gourmet Burgers, Inc. Reports Results for the Fiscal Third Quarter Ended October 3, 2021
Greenwood Village, CO – November 10, 2021 – Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB) ("Red Robin" or the "Company"), a full-service restaurant chain serving an innovative selection of high-quality gourmet burgers in a family-friendly atmosphere, today reported financial results for the quarter ended October 3, 2021.
Key Highlights
•Restaurant revenue of $270.2 million and Restaurant Level Operating Profit as a percentage of restaurant revenue (a non-GAAP metric) of 12.5%;
•Third quarter 2021 comparable restaurant revenue(1) increased 34.3% over the same period in 2020, and increased 0.6% compared to the same period in 2019;
•Improving comparable restaurant revenue(1) during the Company's third fiscal quarter, and positive 4.0% for the first period of the fourth fiscal quarter(3) compared to 2019, with the improving trajectory driven by strategic growth initiatives, and improvements in staffing levels;
•Off-premises sales continue to sustain at high levels and comprised $81.0 million, $80.7 million and $35.0 million of comparable restaurant revenue for the third quarters of 2021, 2020 and 2019, respectively;
•On track to launch two new mobile apps, iOS and Android, a new website ordering experience, and a new loyalty platform before the end of the year, creating an integrated digital ecosystem which we expect will improve traffic, order completion and average guest check; and
•Restaurants that have been serving Donatos® pizza prior to 2021 are continuing to benefit from growing incremental sales beyond their first year as operations mature and brand affinity grows, with comparable restaurant revenue up 8.7% in the third quarter compared to 2019 in restaurants without supply chain impacts.
Comparable Restaurant Revenue for Third Quarter 2021 and First Fiscal Period for Fourth Quarter 2021 Compared to 2020 and 2019
The following table presents comparable restaurant revenue for the eighth, ninth, and tenth fiscal periods that comprised our third fiscal quarter, as well as the eleventh fiscal period, the first fiscal period of our fourth fiscal quarter:

2021 Comparable Restaurant Revenue Increase/Decrease, Compared to:	Period 8	Period 9	Period 10	Period 11(2)(3)
2020	50.5%	31.9%	22.1%	24.0%
2019	(0.8)%	(0.9)%	4.0%	4.0%
(2) Period 11, which ended on October 31, 2021, includes the combined impact of reduced traffic due to storms on the West Coast and the Halloween shift from a Thursday to a Sunday, together negatively impacted comparable restaurant revenues by approximately (1.0)% to (2.0)%, compared to 2019.
(3) The period ended October 31, 2021 falls within our fourth fiscal quarter, and amounts presented for the period are preliminary.
Paul J. B. Murphy III, Red Robin’s President and Chief Executive Officer, said, "Our confidence is strengthened by the positive trajectory in our sales and traffic trends over the past eight weeks, despite softness earlier in the third quarter due to concerns about the Delta variant and continued staffing and supply chain challenges. In fact, we believe there is more opportunity for upside through the remainder of the year and beyond by ensuring that each restaurant is effectively managed, optimally staffed, and our Team Members are well trained, enabling us to capture the full benefits of our proven strategic growth initiatives."
Murphy continued, "We have now sustained six consecutive quarters of off-premises sales at more than double 2019 levels, even as Guests return for in-person dining, while we continue to benefit from our value proposition and menu offerings, and our enhancements to the efficiency and accuracy of this burgeoning channel. Additionally, our successes with key initiatives this year, including continued Donatos pizza expansion, advancements in our digital ecosystem, and menu innovation demonstrate how we are differentiating Red Robin, expanding our market share and frequency, and supporting the ongoing execution of our business strategy."

(1) Comparable restaurant revenue represents revenue from Company-owned restaurants that have operated five full quarters as of the end of the period presented.

Third Quarter 2021 Financial Summary Compared to 2020 and 2019
The following table presents financial highlights for the fiscal third quarter of 2021, compared to results from the same period in 2020 and 2019:

	Twelve weeks ended
	October 3, 2021	October 4, 2020	October 6, 2019(1)
Total revenues (millions)	$275.4	$200.5	$294.2
Restaurant revenues (millions)	$270.2	$197.0	$289.9
Net loss (millions)	(15.0)	(6.2)	(1.8)
Restaurant Level Operating Profit (millions)(3)	$33.8	$16.9	$46.7
Restaurant Level Operating Profit Margin(3)	12.5%	8.6%	16.1%
Adjusted EBITDA (millions)(2)	$8.3	$(0.7)	$14.7

Loss per diluted share ($ per share)	$(0.95)	$(0.40)	$(0.14)
Adjusted loss per diluted share ($ per share)(3)	$(0.88)	$(0.19)	$(0.24)

(1) Presented for improved comparability.
(2) See schedule III for a reconciliation of Adjusted EBITDA, a non-GAAP measure, to net (loss) income.
(3) See schedule II for a reconciliation of Adjusted loss per diluted share, a non-GAAP measure, to loss per diluted share, and a reconciliation of Restaurant level operating profit, a non-GAAP measure, to Loss from operations.
Third Quarter 2021 Operating Results
Comparable restaurant revenue(1) increased 34.3% in the third quarter of 2021 compared to the same period a year ago, driven by a 22.5% increase in Guest count and a 11.8% increase in average Guest check. The increase in average Guest check resulted from a 3.5% increase in pricing, and an 8.4% increase in menu mix, partially offset by a 0.1% decrease from higher discounts. The increase in menu mix was primarily driven by higher sales of beverages and our limited time menu offerings.
The increase in Net loss compared to 2020 was primarily due to a lower effective tax benefit, higher marketing spend, wage rates, and hiring and training costs, partially offset by a $73.2 million increase in restaurant revenue, primarily driven by favorable guest counts, menu mix, and pricing, lower labor costs due to staffing shortages and sales leverage. The increase in Adjusted EBITDA(2) was due to the aforementioned factors less the impact of Interest expense, Income tax benefits, and Depreciation and amortization, and Other charges.
$3.1 million of transitory labor and other operating costs were incurred due to staffing challenges, including hiring and training costs, temporarily outsourced janitorial costs, one time bonuses, and overtime pay.
The increase in Net loss compared to 2019 was primarily due to a $19.7 million decrease in restaurant revenue due to closed restaurants, higher third party delivery fees and supplies due to higher off-premises sales volumes and mix, increased wage rates and staffing costs, partially offset by pricing, menu mix, occupancy expenses for permanently closed restaurants and restructured leases, reduced headcount at the Restaurant Support Center, and reduced marketing spend associated with our emphasis on digital media in 2021. The decrease in Adjusted EBITDA(2) compared to 2019 was due to the aforementioned factors less the impact of Interest expense, Income tax benefits, and Depreciation and amortization, and Other charges.
Balance Sheet and Liquidity
The Company made net borrowings of $1.6 million on its Amended and Restated Credit Agreement (the "Credit Facility") during the third quarter of 2021. As of October 3, 2021, the Company had outstanding borrowings under its credit facility of $155.5 million, in addition to amounts issued under letters of credit of $8.6 million, and liquidity of approximately $75.2 million including cash on hand and available borrowing capacity under its credit facility. After giving effect to the $30 million capacity reduction on its revolving line of credit, effective on October 31, pursuant to the Second Amendment to our Credit Facility. The Company has made net repayments of $50.5 million on its Credit Facility since December 29, 2019.
In response to the continued uncertainty around the impact of industry labor and supply chain challenges as well as the COVID-19 Delta variant, the Company amended its current credit facility on November 9, 2021 to obtain additional flexibility to continue to implement our business strategy. The Company anticipates refinancing its Credit Facility in 2022.
Outlook for 2021 and Guidance Policy
The Company provides guidance as it relates to select information related to the Company's financial and operating performance, and such measures may differ from year to year. Due to the uncertainty caused by the on-going COVID-19 pandemic, limited guidance is being provided for fiscal year 2021.
The Company currently expects the following for full year 2021:
•Mid-single digit commodity and wage inflation.
•Selling, general and administrative costs between $120 and $130 million.
•Capital expenditures of $45 to $55 million, including continued investment in maintaining our restaurants and systems capital, Donatos® expansion to approximately 120 restaurants, including approximately 40 restaurants in our fourth fiscal quarter, digital guest and operational technology solutions, and off-premises execution enhancements.

Investor Conference Call and Webcast
Red Robin will host an investor conference call to discuss its third quarter 2021 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (201) 689-8560. A replay will be available from approximately two hours after the end of the call and can be accessed by dialing (412) 317-6671; the conference ID is 13724275. The replay will be available through Wednesday, November 17, 2021.

The call will be webcast live from the Company's website at ir.redrobin.com/news-events/ir-calendar, and later archived.
About Red Robin Gourmet Burgers, Inc. (NASDAQ: RRGB)
Red Robin Gourmet Burgers, Inc. (www.redrobin.com), is a casual dining restaurant chain founded in 1969 that operates through its wholly-owned subsidiary, Red Robin International, Inc., and under the trade name, Red Robin Gourmet Burgers and Brews. We believe nothing brings people together like burgers and fun around our table, and no one makes moments of connection over craveable food more memorable than Red Robin. We serve a variety of burgers and mainstream favorites to Guests of all ages in a casual, playful atmosphere. In addition to our many burger offerings, Red Robin serves a wide array of salads, appetizers, entrees, desserts, signature beverages and Donatos® pizza at select locations. It's now easy to enjoy Red Robin anywhere with online ordering available for to-go, delivery and catering. There are more than 525 Red Robin restaurants across the United States and Canada, including those operating under franchise agreements. Red Robin… YUMMM®!
Forward-Looking Statements
Forward-looking statements in this press release regarding the Company's future performance; anticipated trajectory of comparable restaurant revenue; growth drivers; sales and traffic trends; demands of Guests including with the continued demand for carryout, curbside and delivery options; expectations with respect to our market share and frequency; our ability to continue supporting the ongoing execution of our business strategy; continued uncertainty of the impact of industry labor and supply chain challenges, inflationary pressures and the COVID-19 pandemic; our anticipated refinancing of our Credit Facility in 2022; statements under the heading "Outlook for 2021 and Guidance Policy," including with respect to commodity and wage inflation, selling, general and administrative costs, capital expenditures including investment in our restaurant and systems capital, Donatos® expansion, digital guest and operational technology solutions and off-premises execution enhancements, and all other statements that are not historical facts, are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as "expect," "believe," "anticipate," "intend," "plan," "project," "could," "should," "will," "outlook" or "estimate," or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the impact of COVID-19 and new variants on our results of operations, supply chain, and liquidity; the effectiveness of the Company's strategic initiatives, including alternative labor models, service, and operational improvement initiatives and our ability to execute on such strategic initiatives; our ability to recruit, staff, train, and retain our workforce for service execution; the effectiveness and timing of the Company's marketing strategies and promotions; menu changes and pricing strategy; the anticipated sales growth, costs, and timing of the Donatos® expansion; the implementation, rollout, and timing of new technology solutions, including off-premises enhancements; our ability to achieve revenue and cost savings from off-premises sales and other initiatives; competition in the casual dining market and discounting by competitors; changes in consumer spending trends and habits; changes in the availability and cost of food products, labor, and energy; general economic and operating conditions, including changes in consumer disposable income, weather conditions, and other events affecting the regions where our restaurants are operated; the adequacy of cash flows and the cost and availability of capital or credit facility borrowings including our ability to refinance our Credit Facility in 2022 on terms we expect or at all; the impact of federal, state, and local regulation of the Company's business; changes in federal, state, or local laws and regulations affecting the operation of our restaurants, including minimum wages, consumer and occupational health and safety regulations, health insurance coverage, nutritional disclosures, and employment eligibility-related documentation requirements; costs and other effects of legal claims by Team Members, franchisees, customers, vendors, stockholders, and others, including negative publicity regarding food safety or cyber security; and other risk factors described from time to time in the Company's Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) filed with the U.S. Securities and Exchange Commission.

For media relations questions contact:
Danielle Paleafico, Coyne PR
(973) 588-2000
For investor relations questions contact:
Raphael Gross, ICR
(203) 682-8253

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	October 3, 2021	October 4, 2020	October 3, 2021	October 4, 2020
Revenues:
Restaurant revenue	$270,202	$197,009	$861,036	$658,587
Franchise royalties, fees, and other revenue	5,242	3,469	17,658	9,078
Total revenues	275,444	200,478	878,694	667,665

Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	62,671	46,037	193,754	155,243
Labor	99,725	74,344	310,333	255,652
Other operating	51,462	37,631	156,102	124,585
Occupancy	22,519	22,099	74,233	76,514
Depreciation and amortization	18,881	19,173	63,984	68,053
General and administrative	17,691	15,190	57,664	56,054
Selling	12,652	6,094	31,635	26,429
Pre-opening costs and acquisition costs	418	89	792	245
Other charges	1,561	4,416	9,228	138,296
Total costs and expenses	287,580	225,073	897,725	901,071

Loss from operations	(12,136)	(24,595)	(19,031)	(233,406)

Other expense:
Interest expense, net and other	2,870	2,280	9,986	7,629

Loss before income taxes	(15,006)	(26,875)	(29,017)	(241,035)
Income tax benefit	(26)	(20,696)	(328)	(4,297)
Net loss	$(14,980)	$(6,179)	$(28,689)	$(236,738)
Loss per share:
Basic	$(0.95)	$(0.40)	$(1.83)	$(16.98)
Diluted	$(0.95)	$(0.40)	$(1.83)	$(16.98)
Weighted average shares outstanding:
Basic	15,709	15,540	15,647	13,945
Diluted	15,709	15,540	15,647	13,945

RED ROBIN GOURMET BURGERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

(Unaudited)
	October 3, 2021	December 27, 2020
Assets:
Current Assets:
Cash and cash equivalents	$17,757	$16,116
Accounts receivable, net	11,939	16,510
Inventories	23,769	23,802
Income tax receivable	16,165	16,662
Prepaid expenses and other current assets	12,439	13,818
Total current assets	82,069	86,908
Property and equipment, net	388,881	427,033
Right of use assets, net	419,788	425,573
Intangible assets, net	22,419	24,714
Other assets, net	8,567	10,511
Total assets	$921,724	$974,739

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$34,638	$20,179
Accrued payroll and payroll related liabilities	32,555	27,653
Unearned revenue	42,621	50,138
Current portion of lease obligations	49,894	55,275
Current portion of long-term debt	9,692	9,692
Accrued liabilities and other	42,240	39,617
Total current liabilities	211,640	202,554
Long-term debt	147,471	160,952
Long-term portion of lease obligations	450,673	465,233
Other non-current liabilities	15,775	25,287
Total liabilities	825,559	854,026

Stockholders' Equity:
Common stock; $0.001 par value: 45,000 shares authorized; 20,449 shares issued; 15,722 and 15,548 shares outstanding as of October 3, 2021 and December 27, 2020	20	20
Preferred stock, $0.001 par value: 3,000 shares authorized; no shares issued and outstanding as of October 3, 2021 and December 27, 2020	—	—
Treasury stock, 4,727 and 4,901 shares, at cost as of October 3, 2021 and December 27, 2020	(192,819)	(199,908)
Paid-in capital	240,445	243,407
Accumulated other comprehensive income (loss), net of tax	10	(4)
Retained earnings	48,509	77,198
Total stockholders' equity	96,165	120,713
Total liabilities and stockholders' equity	$921,724	$974,739

Schedule I
Reconciliation of Non-GAAP Results to GAAP Results
(In thousands, except per share data, unaudited)
In addition to the results provided in accordance with Generally Accepted Accounting Principles ("GAAP") throughout this press release, the Company has provided non-GAAP measurements which present the twelve and forty weeks ended October 3, 2021, October 4, 2020 and October 6, 2019(1) Net (loss) income and basic and diluted (loss) earnings per share, excluding the effects of goodwill impairment, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance costs, executive retention costs, COVID-19 related costs, and related income tax effects. The Company believes the presentation of net loss and loss per share exclusive of the identified items gives the reader additional insight into the ongoing operational results of the Company. This supplemental information will assist with comparisons of past and future financial results against the present financial results presented herein. Income tax effect of reconciling items was calculated based on the change in the total tax provision calculation after adjusting for the identified item. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP.

	Twelve Weeks Ended			Forty Weeks Ended
	October 3, 2021	October 4, 2020	October 6, 2019(1)	October 3, 2021	October 4, 2020	October 6, 2019(1)
Net loss as reported	$(14,980)	$(6,179)	$(1,821)	$(28,689)	$(236,738)	$(201)
Restaurant closure and refranchising costs	1,102	3,982	(3,922)	5,301	12,990	$(2,617)
Asset impairment	—	—	—	1,357	20,779	14,064
Litigation contingencies	160	—	—	1,330	4,500	—
COVID-19 related costs	299	430	—	1,112	1,279	—
Board and stockholder matter costs	—	4	1,311	128	2,453	2,463
Severance costs	—	—	594	—	881	2,958
Goodwill impairment	—	—	—	—	95,414	—
Executive retention	—	—	260	—	—	620
Income tax effect	(406)	(1,148)	457	(2,399)	(35,957)	(4,547)
Adjusted net (loss) income	$(13,825)	$(2,911)	$(3,121)	$(21,860)	$(134,399)	$12,740

Loss per share - basic:
Net loss as reported	$(0.95)	$(0.40)	$(0.14)	$(1.83)	$(16.98)	$(0.02)
Restaurant closure and refranchising costs	0.07	0.26	(0.30)	0.34	0.93	(0.20)
Asset impairment	—	—	—	0.09	1.49	1.08
Litigation contingencies	0.01	—	—	0.08	0.32	—
COVID-19 related costs	0.02	0.03	—	0.07	0.09	—
Board and stockholder matter costs	—	—	0.10	0.01	0.18	0.19
Severance and executive transition	—	—	0.05	—	0.06	0.23
Goodwill impairment	—	—	—	—	6.84	—
Executive retention	—	—	0.02	—	—	0.05
Income tax effect	(0.03)	(0.08)	0.03	(0.16)	(2.57)	(0.35)
Adjusted (loss) earnings per share - basic	$(0.88)	$(0.19)	$(0.24)	$(1.40)	$(9.64)	$0.98

Loss per share - diluted:
Net loss as reported	$(0.95)	$(0.40)	$(0.14)	$(1.83)	$(16.98)	$(0.02)
Restaurant closure and refranchising costs	0.07	0.26	(0.30)	0.34	0.93	(0.20)
Asset impairment	—	—	—	0.09	1.49	1.08
Litigation contingencies	0.01	—	—	0.08	0.32	—
COVID-19 related costs	0.02	0.03	—	0.07	0.09	—
Board and stockholder matter costs	—	—	0.10	0.01	0.18	0.19
Severance and executive transition	—	—	0.05	—	0.06	0.23
Goodwill impairment	—	—	—	—	6.84	—
Executive retention	—	—	0.02	—	—	0.05
Income tax effect	(0.03)	(0.08)	0.03	(0.16)	(2.57)	(0.35)
Adjusted (loss) earnings per share - diluted	$(0.88)	$(0.19)	$(0.24)	$(1.40)	$(9.64)	$0.98

Weighted average shares outstanding
Basic	15,709	15,540	12,959	15,647	13,945	12,967
Diluted	15,709	15,540	12,959	15,647	13,945	13,047
(1) Presented for improved comparability.

Schedule II
Reconciliation of Non-GAAP Restaurant-Level Operating Profit to Loss
from Operations and Net (Loss) Income
(In thousands, unaudited)
The Company believes restaurant-level operating profit is an important measure for management and investors because it is widely regarded in the restaurant industry as a useful metric by which to evaluate restaurant-level operating efficiency and performance. The Company defines restaurant-level operating profit to be restaurant revenue minus restaurant-level operating costs, excluding restaurant impairment and closure costs. The measure includes restaurant-level occupancy costs that include fixed rents, percentage rents, common area maintenance charges, real estate and personal property taxes, general liability insurance, and other property costs, but excludes depreciation related to restaurant equipment, buildings, and leasehold improvements. The measure excludes depreciation and amortization expense, substantially all of which is related to restaurant-level assets, because such expenses represent historical sunk costs which do not reflect current cash outlay for the restaurants. The measure also excludes selling, general, and administrative costs, and therefore excludes costs associated with selling, general, and administrative functions, and pre-opening costs. The Company excludes restaurant closure costs as they do not represent a component of the efficiency of continuing operations. Restaurant impairment costs are excluded, because, similar to depreciation and amortization, they represent a non-cash charge for the Company's investment in its restaurants and not a component of the efficiency of restaurant operations. Restaurant-level operating profit is not a measurement determined in accordance with GAAP and should not be considered in isolation, or as an alternative, to loss from operations or net loss as indicators of financial performance. Restaurant-level operating profit as presented may not be comparable to other similarly titled measures of other companies in the Company's industry. The table below sets forth certain unaudited information for the twelve and forty weeks ended October 3, 2021, October 4, 2020, and October 6, 2019(2) expressed as a percentage of total revenues, except for the components of restaurant-level operating profit that are expressed as a percentage of restaurant revenue.

	Twelve Weeks Ended						Forty Weeks Ended
	October 3, 2021		October 4, 2020		October 6, 2019(2)		October 3, 2021		October 4, 2020		October 6, 2019(2)
Restaurant revenues	$270,202	98.1%	$197,009	98.3%	$289,862	98.5%	$861,036	98.0%	$658,587	98.6%	$992,764	98.1%
Restaurant operating costs(1):
Cost of sales	62,671	23.2	46,037	23.4	69,017	23.8	193,754	22.5	155,243	23.6	235,119	23.7
Labor	99,725	36.9	74,344	37.7	104,870	36.2	310,333	36.0	255,652	38.8	354,302	35.7
Other operating	51,462	19.0	37,631	19.1	44,317	15.3	156,102	18.1	124,585	18.9	142,882	14.4
Occupancy	22,519	8.3	22,099	11.2	24,942	8.6	74,233	8.6	76,514	11.6	85,420	8.6
Restaurant-level operating profit	33,825	12.5%	16,898	8.6%	46,716	16.1%	126,614	14.7%	46,593	7.1%	175,041	17.6%

Add – Franchise royalties, fees, and other revenue	5,242	1.9%	3,469	1.7%	4,360	1.5	17,658	2.0%	9,078	1.4%	19,305	1.9%
Deduct – other operating:
Depreciation and amortization	18,881	6.9	19,173	9.6	21,280	7.2	63,984	7.3	68,053	10.2	71,087	7.0%
General and administrative expenses	17,691	6.4	15,190	7.6	19,220	6.5	57,664	6.6	56,054	8.4	71,101	7.0%
Selling	12,652	4.6	6,094	3.0	17,556	6.0	31,635	3.6	26,429	4.0	49,025	4.8%
Pre-opening & acquisition costs	418	0.2	89	—	—	—	792	0.1	245	—	319	—%
Other charges (gains)	1,561	0.6	4,416	2.2	(1,757)	(0.6)	9,228	1.1	138,296	20.7	17,488	1.7%
Total other operating	51,203	18.6%	44,962	22.4%	56,299	19.1	163,303	18.6%	289,077	43.3%	209,020	20.7%

Loss from operations	(12,136)	(4.4)%	(24,595)	(12.3)%	(5,223)	(1.8)	(19,031)	(2.2)%	(233,406)	(35.0)%	(14,674)	(1.4)%

Interest expense, net and other	2,870	1.0	2,280	1.1	1,812	0.6	9,986	1.1	7,629	1.1	7,203	0.7%
Income tax benefit provision	(26)	0.0	(20,696)	(10.3)	(5,214)	(1.8)	(328)	—	(4,297)	(0.6)	(21,676)	(2.1)%
Total other	2,844	1.0	(18,416)	(9.2)	(3,402)	(1.2)	9,658	1.1	3,332	0.5	(14,473)	(1.4)

Net loss	$(14,980)	(5.4)%	$(6,179)	(3.1)%	$(1,821)	(0.6)%	$(28,689)	(3.3)%	$(236,738)	(35.5)%	$(201)	—%
________________________________________
(1)Excluding depreciation and amortization, which is shown separately.
(2)     Presented for improved comparability.
Certain percentage amounts in the table above do not total due to rounding as well as the fact that components of restaurant-level operating profit are expressed as a percentage of restaurant revenue and not total revenues.

Schedule III
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(In thousands, unaudited)

The Company defines EBITDA as net loss before interest expense, income taxes, and depreciation and amortization. EBITDA and adjusted EBITDA are presented because the Company believes investors' understanding of its performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating its ongoing results of operations excluding the effects of goodwill impairment, asset impairment, litigation contingencies, board and stockholder matters costs, restaurant closure and refranchising costs, severance costs, executive retention costs and COVID-19 related costs. EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net loss or cash flow from operations, as determined by GAAP, and the Company's calculation thereof may not be comparable to that reported by other companies in its industry or otherwise. Adjusted EBITDA further adjusts EBITDA to reflect the additions and eliminations shown in the table below. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to the Company's performance based on its GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and the Company's presentation of adjusted EBITDA should not be construed as an inference that its future results will be unaffected by excluded or unusual items. The Company has not provided a reconciliation of its adjusted EBITDA outlook to the most comparable GAAP measure of Net loss. Providing Net loss guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in Net loss, including asset impairments and income tax valuation adjustments. The reconciliations of adjusted EBITDA to Net loss for the historical periods presented below are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

	Twelve Weeks Ended			Forty Weeks Ended
	October 3, 2021	October 4, 2020	October 6, 2019(1)	October 3, 2021	October 4, 2020	October 6, 2019(1)
Net loss as reported	$(14,980)	$(6,179)	$(1,821)	$(28,689)	$(236,738)	$(201)
Interest expense, net	2,846	2,537	2,229	10,435	7,965	7,896
Income tax benefit	(26)	(20,696)	(5,214)	(328)	(4,297)	(21,676)
Depreciation and amortization	18,881	19,173	21,280	63,984	68,053	71,087
EBITDA	$6,721	$(5,165)	$16,474	$45,402	$(165,017)	$57,106

Restaurant closure and refranchising costs (gains)	$1,102	$3,982	$(3,922)	$5,301	$12,990	$(2,617)
Asset impairment	—	—	—	1,357	20,779	14,064
Litigation contingencies	160	—	—	1,330	4,500	—
COVID-19 related costs	299	430	—	1,112	1,279	—
Board and stockholder matter costs	—	4	1,311	128	2,453	2,463
Severance costs	—	—	594	—	881	2,958
Goodwill impairment	—	—	—	—	95,414	—
Executive retention	—	—	260	—	—	620
Adjusted EBITDA	$8,282	$(749)	$14,717	$54,630	$(26,721)	$74,594
(1)     Presented for improved comparability.